UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 7, 2008
BIODEL INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road
Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)
(203) 798-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On July 7, 2008 Biodel Inc. (the “Company”) and N.V. Organon (“Organon”) entered into a Supply Agreement (the “Agreement”), which supersedes and replaces in its entirety the previous supply agreement between the parties.
     Pursuant to the Agreement, Organon has agreed to sell and deliver to the Company, and the Company has agreed to purchase from Organon, specified quantities of recombinant human insulin (the “Product”) for use in the Company’s VIAdel™ insulin formulations for each quarterly period beginning with the third quarter of 2008 and ending with the fourth quarter of 2010. Subject to certain excluded countries, the Agreement permits Biodel to include the Product in its VIAdel™ insulin formulations throughout the world. The Agreement provides for a fixed price for all Product purchased by Biodel, subject to annual index-based adjustments.
     Organon has agreed to (i) manufacture and supply the Product in accordance with professional standards and practices, including, but not limited to, current Good Manufacturing Practices (“cGMP”), (ii) provide cGMP facilities as well as resources for such services, including, but not limited to, testing, release, storage, and manufacture of the Product and (iii) comply with all applicable law.
     The Company and Organon have agreed to cooperate to obtain any and all necessary approvals and permits for the Product in the territories specified in the Agreement. The Company has agreed to inform Organon of its intention to perform clinical trials or obtain marketing approval anywhere in the territories specified in the Agreement, to enable Organon to fulfill its obligations under the Agreement.
     Organon has also agreed, with respect to VIAject™ and/or any second formulation as approved by Organon, to cooperate and support the Company in maintaining any marketing approval that (a) has been accepted for review by the relevant regulatory authority prior to the date is two years from termination or expiry of the Agreement and/or (b) is obtained prior to the date that is three years from termination or expiry of the Agreement.
     The Company may terminate the Agreement upon written notice to Organon provided it pays for ordered product or, alternatively, a specified termination fee. Organon may terminate the Agreement (i) if the Company materially breaches the Agreement and fails to cure such material breach within a specified period of time after receiving written notice that specifies the particulars of such breach, (ii) if the Company is disabled from the performance of any material obligation under the Agreement for a specified period of time as the result of a force majeure, (iii) in the event of the Company’s liquidation, bankruptcy or state of insolvency and (iv) upon a ten business days written notice to the Company if the parties fail to reach agreement after any mediation conducted in accordance with the Agreement.
     The Company believes that its current supplies of insulin, together with the quantities of insulin that Organon has agreed to supply under the Agreement, will be sufficient to allow the Company to complete its current and anticipated future clinical trials of VIAject™. In addition, the company believes that the quantities of insulin to be supplied under the Agreement will be sufficient to support its needs for approximately three years following the commercial launch of VIAject™.

     The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description is qualified in its entirety by reference to the complete text of the Agreement when filed.

Item 1.02.	Termination of a Material Definitive Agreement
     In connection with the Agreement, the Supply Agreement made on April 4, 2005 by and between Diosynth B.V. (the predecessor to Organon) and the Company was terminated. The text of Item 1.01 is incorporated into this Item 1.02 by reference.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements regarding the Company’s expectations as to the performance of the parties under the Agreement and the Company’s expectations as to the sufficiency of the amount of Product to be supplied under the Agreement are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the Company’s ability to secure FDA approval for its product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the Company’s ability to market, commercialize and achieve market acceptance for product candidates developed using the Company’s VIAdel™ technology; the progress or success of the Company’s research, development and clinical programs, the initiation and completion of the Company’s clinical trials, the timing of the interim analyses and the timing or success of the Company’s product candidates, particularly VIAject™ and VIAtab™; the Company’s ability to secure additional patents for VIAject™ and other product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s estimates of future performance; the Company’s ability to enter into collaboration arrangements for the commercialization of its product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of the Company’s products; the Company’s commercialization, marketing and manufacturing capabilities and strategy; the Company’s estimates regarding anticipated operating losses, future revenues, capital requirements and the Company’s needs for additional financing; and other important factors identified in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The Company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this Report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2008	BIODEL INC.
	By:	/s/ Gerard Michel
Gerard Michel, Chief Financial Officer

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